CONTACT:                                                                           FOR IMMEDIATE RELEASE
John K. Schmidt                                                                    MONDAY, JANUARY 26, 2009
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS ANNUAL NET INCOME OF $11.3 MILLION AND FOURTH QUARTER NET LOSS OF $2.7 MILLION FOR 2008

Highlights

▪	Net interest income in fourth quarter 2008 increased $1.7 million or 6% over fourth quarter 2007
▪	Average earning assets in fourth quarter 2008 increased $266.5 million or 9% over fourth quarter 2007
▪	Provision for loan losses in fourth quarter 2008 was $15.1 million compared to $3.3 million in fourth quarter 2007
▪	Deposit growth during year 2008 was $263.9 million or 11% since year-end 2007
▪	Loan growth during year 2008 was $124.8 million or 5% since year-end 2007
▪	TARP funds totaling $81.7 million received on December 19, 2008

	Quarter Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Net income (loss) (in millions)	$(2.7)	$6.8	$11.3	$25.6
Income (loss) from continuing operations (in millions)	(2.7)	6.8	11.3	24.0
Diluted earnings (loss) per common share	(0.18)	0.41	0.68	1.54
Diluted earnings (loss) per common share from continuing operations	(0.18)	0.41	0.68	1.44

Return on average assets	(0.33)%	0.83%	0.33%	0.81%
Return on average common equity	(5.12)	11.86	4.84	11.88
Net interest margin	3.79	3.87	3.89	3.95

“Solid performances in many of our core operating units continue to be overshadowed by a disappointing increase in our nonperforming loans. We are pleased, however, that our two largest banks had excellent years in 2008; specifically, Dubuque Bank and Trust Company, our flagship bank, experienced its best year ever. Overall, the company maintained net interest margin at a respectable level and experienced growth in loans and deposits.”-- Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA, Inc.

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Dubuque, Iowa, January 26, 2009—Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported a net loss of $2.7 million, or $0.18 per diluted common share, for the fourth quarter of 2008, compared to net income of $6.8 million, or $0.41 per diluted share, earned during the fourth quarter of 2007. Return on average common equity was negative 5.12 percent and return on average assets was negative 0.33 percent for the fourth quarter of 2008, compared to 11.86 percent and 0.83 percent, respectively, for the same quarter in 2007.

Lynn B. Fuller, Heartland’s chairman, president and chief executive officer said, “Solid performances in many of our core operating units continue to be overshadowed by a disappointing increase in our nonperforming loans. We are pleased, however, that our two largest banks had excellent years in 2008; specifically, Dubuque Bank and Trust Company, our flagship bank, experienced its best year ever. Overall, the company maintained net interest margin at a respectable level and experienced growth in loans and deposits.”

Earnings for the fourth quarter of 2008 were significantly impacted by the provision for loan losses, which was $15.1 million compared to $3.3 million for the fourth quarter of 2007. This increase in the loan loss provision was due, in large part, to the continued deterioration of economic conditions and reduced real estate values, particularly in Heartland’s Western markets located in Arizona, Montana and Colorado. The performance during 2008 was positively affected by increased net interest income primarily as a result of growth in average earning assets.

Net income recorded for the year 2008 was $11.3 million, or $0.68 per diluted share, compared to $25.6 million, or $1.54 per diluted share, recorded during the year 2007. Return on average equity was 4.84 percent and return on average assets was 0.33 percent for the year 2008, compared to 11.88 percent and 0.81 percent, respectively, for the year 2007. Income from continuing operations during year 2008 was $11.3 million, or $0.68 per diluted share, a decrease of $12.7 million or 53 percent over the $24.0 million, or $1.54 per diluted share, earned during the year 2007. The provision for loan losses was $29.3 million during 2008 compared to $10.1 million during 2007. In addition to significant charge-offs, the provision for loan losses increased as a result of loan growth, an increase in nonperforming loans and the impact historical losses has on the calculation of the adequacy of Heartland’s allowance for loan and lease losses. Performance during 2008 was positively affected by increased net interest income.

Net Interest Margin Declines; Net Interest Income Grows

Net interest margin, expressed as a percentage of average earning assets, was 3.79 percent during the fourth quarter of 2008 compared to 3.87 percent for the fourth quarter of 2007. For the year ended on December 31, net interest margin, expressed as a percentage of average earning assets, was 3.89 percent during 2008 and 3.95 percent during 2007. Affecting the net interest margin throughout the second half of 2007 and all of 2008 was the impact of foregone interest on Heartland’s nonperforming loans, which had balances of $78.0 million at December 31, 2008, compared to $31.8 million at year-end 2007. Additionally, early in the third quarter of 2007, a $20.5 million investment was made in bank owned life insurance upon which interest expense associated with the funding of this investment is reflected in net interest margin while the corresponding earnings (loss) on this investment are recorded as noninterest income.

Commenting on net interest margin, Fuller said, “Our margin slipped in the fourth quarter due to a larger nonperforming asset base and a short-term deposit promotion. We believe that continued focus on core deposits, diligent loan and deposit pricing practices, combined with sales of nonperforming assets will favorably impact our margin in the future.”

Net interest income on a tax-equivalent basis totaled $30.2 million during the fourth quarter of 2008, an increase of $1.8 million or 6 percent from the $28.4 million recorded during the fourth quarter of 2007. For the year 2008, net interest income on a tax-equivalent basis was $119.5 million, an increase of $6.5 million or 6 percent from the $113.0 million recorded during the year 2007. These increases occurred as Heartland’s interest bearing liabilities repriced downward more quickly than its interest bearing assets. Also contributing to these increases was the $266.5 million or 9 percent growth in average earning assets during the fourth quarter of 2008 compared to the same quarter in 2007 and the $215.3 million or 8 percent growth in average earning assets during the year 2008 compared to the year 2007.

On a tax-equivalent basis, interest income in the fourth quarter of 2008 totaled $51.2 million compared to $54.7 million in the fourth quarter of 2007, a decrease of $3.5 million or 6 percent. For the year 2008, interest income on a tax-equivalent basis decreased $12.4 million or 6 percent over the year 2007. Nearly half of the loans in Heartland’s commercial and agricultural loan portfolios are floating rate loans that reprice immediately upon a change in the national prime interest rate, thus changes in the national prime rate impact interest income more quickly than if there were more fixed rate loans. The national prime interest rate was 8.25% for the first eight months of 2007 and then gradually decreased during that last four months of 2007 to 7.25%. Throughout 2008, the national prime interest rate continued to decline and, by year-end, had decreased to 3.25%. A large portion of Heartland’s floating rate loans that reprice immediately with a change in national prime have interest rate floors that are currently in effect. Additionally, Heartland has two $50.0 million derivative transactions on the loan portfolio that are at their floor interest rates. Accordingly, management believes the negative impact of further reductions in the national prime interest rate on Heartland’s interest income in future periods should be softened.

Interest expense for the fourth quarter of 2008 was $20.9 million compared to $26.3 million in the fourth quarter of 2007, a decrease of $5.4 million or 20 percent. On an annual comparative basis, interest expense decreased $19.0 million or 18 percent. Interest rates paid on Heartland’s deposits and borrowings were significantly lower during 2008 compared to 2007. Approximately 51 percent of Heartland’s certificate of deposit accounts will mature within the next six months at a weighted average rate of 3.15 percent.

Fuller commented, “We continue to see some improvement in our funding costs as interest rates gradually ease in response to the Federal Reserve intervention.  As competition for core deposits in all of our markets remains intense, we may soon find that further improvement is not attainable without some deposit run-off.  We see opportunity in serving the cash and treasury management needs of small and medium-sized businesses and are responding with new products, systems and sales programs.”

Noninterest Income Decreases; Noninterest Expense Grows

Noninterest income was $5.5 million during the fourth quarter of 2008 compared to $8.1 million during the fourth quarter of 2007, a decrease of $2.6 million or 32 percent. Included in the fourth quarter 2008 noninterest income was a loss adjustment on the cash surrender value on bank owned life insurance totaling $1.8 million compared to income of $565,000 during the fourth quarter of 2007. A large portion of Heartland’s bank owned life insurance is held in a separate account product that experienced significant market value declines during the last half of 2008. For the year 2008, noninterest income decreased $1.5 million or 5 percent over the year 2007.  The adjustment on the cash surrender value on bank owned life insurance was a loss of $1.2 million for the year 2008 compared to income of $1.8 million during the year 2007. Included in the 2008 noninterest income was a $5.2 million gain on the sale of Heartland’s merchant bankcard processing services to TransFirst LLC and a $4.6 million impairment loss recorded on Heartland’s investment in perpetual preferred securities issued by Fannie Mae.

For the fourth quarter of 2008, noninterest expense increased $563,000 or 2 percent from the same period in 2007. The largest component of noninterest expense, salaries and employee benefits, increased $405,000 or 3 percent during the fourth quarter of 2008 compared to the fourth quarter of 2007.  For the year 2008, noninterest expense increased $4.4 million or 4 percent when compared to the year 2007. Again, the largest component of noninterest expense, salaries and employee benefits, grew by $2.2 million or 4 percent during the annual comparative period. Total full-time equivalent employees were 1,028 at December 31, 2008, compared to 982 at December 31, 2007. Occupancy expense increased during the 2008 fourth quarter and annual periods, primarily as a result of the opening of six new banking offices during 2007 and the 2008 opening of Heartland’s 10th bank subsidiary, Minnesota Bank & Trust, and one new banking office at New Mexico Bank & Trust. The other category of noninterest expense that increased significantly during the 2008 fourth quarter and annual periods was outside services, resulting primarily from additional legal fees related to collection efforts on nonperforming loans and additional FDIC assessments as a majority of the FDIC credits at Heartland’s bank subsidiaries were utilized during 2007.

Fuller discussed Heartland's expansion plans, “In 2008 we slowed our new branch office openings to two locations in response to the economic downturn and to refocus on potential acquisition opportunities, which we believe may be offered at attractive prices. With the availability of capital via the TARP, we are seeking one or more cost-effective acquisitions that make economic sense and fit well within our current footprint.”

Heartland’s effective tax rate was 22.68 percent for the year 2008 compared to 29.05 percent for the year 2007.  Heartland’s effective tax rate was affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 49.49 percent during the year 2008 compared to 19.00 percent during the year 2007. The tax-equivalent adjustment for this tax-exempt interest income was $3.9 million during the year 2008 compared to $3.7 million during the year 2007.

Loan Growth Continues; Double Digit Growth in Deposits

At December 31, 2008, total assets had increased $366.1 million or 11 percent since year-end 2007. Total loans and leases were $2.41 billion at December 31, 2008, compared to $2.28 billion at year-end 2007, an increase of $124.8 million or 5 percent. The loan categories contributing to this growth were the commercial, agricultural and consumer loan categories which increased $85.5 million, $22.0 million and $34.5 million, respectively, since year-end 2007. Most of the loan growth in the commercial and commercial real estate category occurred at Dubuque Bank and Trust Company, Riverside Community Bank, New Mexico Bank & Trust, Summit Bank & Trust and Minnesota Bank & Trust. A majority of the increase in agricultural and agricultural real estate loans occurred at Dubuque Bank and Trust Company and Wisconsin Community Bank. Growth in the consumer portfolio occurred primarily at New Mexico Bank & Trust, Wisconsin Community Bank, Rocky Mountain Bank, Summit Bank & Trust and Citizens Finance Co.

Total deposits grew to $2.64 billion at December 31, 2008, an increase of $263.9 million or 11 percent since year-end 2007. Growth in deposits was weighted more heavily in Heartland’s Western markets which were responsible for nearly 54 percent of the total growth. Demand deposits experienced an increase of $1.6 million or nearly 1 percent since year-end 2007. Savings deposit balances experienced an increase of $273.3 million or 32 percent since year-end 2007. Time deposits, exclusive of brokered deposits, increased $6.6 million or 1 percent since year-end 2007. At December 31, 2008, brokered time deposits totaled $51.5 million or 2 percent of total deposits compared to $69.0 million or 3 percent of total deposits at year-end 2007. A large portion of the growth in savings deposits is attributable to the January 2008 introduction of a new retail interest-bearing checking account product, the conversion of several retail repurchase agreement sweep accounts to a new money market sweep product initially rolled out to business depositors during the second quarter of 2008 and a promotional offer on a new money market savings product offered late in the third quarter of 2008.

Capital Purchase Program Participation

On December 19, 2008, Heartland received $81.7 million through participation in the U.S. Treasury’s Capital Purchase Program (CPP). The CPP was authorized by the government’s Troubled Asset Relief Program (TARP) under the Emergency Economic Stabilization Act of 2008.  The TARP is designed to infuse capital into the nation’s healthiest banks to increase the flow of financing to American consumers and businesses. Funds received by Heartland were allocated to debt reduction, capital maintenance at its subsidiary banks and short-term investments. Heartland intends to honor the intent of the Program by seeking high quality lending opportunities and the potential acquisition of banks in its existing markets.

Increase in Nonperforming Loans and Net Charge-offs

The allowance for loan and lease losses at December 31, 2008, was 1.48 percent of loans and leases and 45.73 percent of nonperforming loans, compared to 1.45 percent of loans and leases and 103.66 percent of nonperforming loans at December 31, 2007. The fourth quarter of 2008 provision for loan losses was $15.1 million compared to $3.3 million for the fourth quarter of 2007 and $7.1 million recorded during the third quarter of 2008. On an annual basis, the total provision for loan losses for 2008 was $29.3 million compared to $10.1 million for the year 2007. Additions to the allowance for loan and lease losses during 2008 were driven by a variety of factors including deterioration of economic conditions, downgrades in internal risk ratings, reduction in appraised values, higher levels of charge-offs and an increase in nonperforming loans, primarily in Heartland’s Western markets of Arizona, Montana and Colorado.

Nonperforming loans were $78.0 million or 3.24 percent of total loans and leases at December 31, 2008, compared to $31.8 million or 1.40 percent of total loans and leases at December 31, 2007. Approximately 73 percent, or $56.9 million, of Heartland’s nonperforming loans are to eighteen borrowers, with $21.3 million originated by Rocky Mountain Bank, $15.3 million originated by Arizona Bank & Trust, $7.7 million originated by Summit Bank & Trust, $7.1 million originated by Wisconsin Community Bank, $3.1 million originated by Riverside Community Bank, $1.4 million originated by First Community Bank and $1.0 million originated by Dubuque Bank and Trust Company. The portion of Heartland’s nonperforming loans covered by government guarantees was $2.9 million at December 31, 2008.

Net charge-offs during 2008 were $26.7 million compared to $6.9 million during 2007. Nearly 57 percent of the net charge-offs were related to commercial real estate development loans and residential lot loans. Heartland has generally recognized the charge-off on a loan when the loan was resolved, sold or transferred to other real estate owned. However, in the third quarter of 2008, Heartland began to recognize charge-offs on certain collateral dependent loans by writing down the loan balance to an estimated net realizable value based on the anticipated disposition value.

Fuller concluded, “Achieving a substantial reduction in nonperforming loans was our primary objective in 2008 and remains our number one priority in 2009. While economic conditions in many of our banking markets have continued to deteriorate, we are taking steps to begin disposing of repossessed assets and hope to report steady improvement on this front as the new year progresses.”

Conference Call Details

Heartland will host a conference call for investors at 4:00 p.m. EDT today. To participate, dial 800-218-8862 at least five minutes before start time, or log onto www.htlf.com. If you are unable to participate on the call, a replay will be available through February 2, 2009, by dialing 800-405-2236, passcode 11124950, or by logging onto www.htlf.com.

About Heartland Financial USA, Inc.:

Heartland Financial USA, Inc. is a $3.6 billion diversified financial services company providing banking, mortgage, wealth management, insurance and consumer finance services to individuals and businesses. Heartland currently has 61 banking locations in 41 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Minnesota. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland’s financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland’s management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii)  the loss of key executives or employees; (viii)  changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-

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HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended		For the Year Ended
	12/31/2008	12/31/2007	12/31/2008	12/31/2007
Interest Income
Interest and fees on loans and leases	$39,905	$46,083	$164,349	$186,795
Interest on securities and other:
Taxable	8,503	5,927	31,231	21,937
Nontaxable	1,692	1,665	6,688	6,079
Interest on federal funds sold	32	77	299	387
Interest on deposits in other financial institutions	8	13	18	33
Total Interest Income	50,140	53,765	202,585	215,231
Interest Expense
Interest on deposits	15,729	19,540	64,104	77,865
Interest on short-term borrowings	522	2,748	4,571	13,293
Interest on other borrowings	4,662	3,971	18,224	14,733
Total Interest Expense	20,913	26,259	86,899	105,891
Net Interest Income	29,227	27,506	115,686	109,340
Provision for loan and lease losses	15,106	3,304	29,319	10,073
Net Interest Income After Provision for Loan and Lease Losses	14,121	24,202	86,367	99,267
Noninterest Income
Service charges and fees	3,034	2,821	11,654	11,108
Loan servicing income	1,015	1,273	4,600	4,376
Trust fees	1,747	1,788	7,906	8,053
Brokerage and insurance commissions	1,002	939	3,719	3,097
Securities gains, net	510	38	1,525	341
Loss on trading account securities	(531)	(185)	(998)	(105)
Impairment loss on securities	(347)	-	(5,151)	-
Gains on sale of loans	331	1,527	1,610	3,578
Income (loss) on bank owned life insurance	(1,780)	565	(1,184)	1,777
Gain on sale of merchant bankcard processing services	-	-	5,200	-
Other noninterest income	543	(676)	1,315	(515)
Total Noninterest Income	5,524	8,090	30,196	31,710
Noninterest Expense
Salaries and employee benefits	12,293	11,888	56,752	54,568
Occupancy	2,220	1,961	9,019	7,902
Furniture and equipment	1,767	1,848	6,968	6,972
Outside services	3,068	2,544	11,322	9,555
Advertising	909	948	3,762	3,642
Other intangibles amortization	235	240	943	892
Other noninterest expenses	3,605	4,105	13,193	14,075
Total Noninterest Expense	24,097	23,534	101,959	97,606
Income (Loss) Before Income Taxes	(4,452)	8,758	14,604	33,371
Income taxes	(1,769)	2,006	3,312	9,409
Income (Loss) From Continuing Operations	(2,683)	6,752	11,292	23,962
Discontinued Operations
Income from operations of discontinued operations	-	-	-	2,756
Income taxes	-	-	-	1,085
Income From Discontinued Operations	-	-	-	1,671
Net Income (Loss)	$(2,683)	$6,752	$11,292	$25,633
Preferred dividends and discount	(178)	-	(178)	-
Net Income (Loss) Available to Common Stockholders	$(2,861)	$6,752	$11,114	$25,633
Earnings per common share-diluted	$(0.18)	$0.41	$0.68	$1.54
Earnings per common share from continuing operations-diluted	$(0.18)	$0.41	$0.68	$1.44
Weighted average shares outstanding-diluted	16,324,106	16,574,540	16,365,815	16,596,806

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HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2008	9/30/2008	6/30/2008	3/31/2008	12/31/2007
Interest Income
Interest and fees on loans and leases	$39,905	$40,990	$40,555	$42,899	$46,083
Interest on securities and other:
Taxable	8,503	8,228	7,885	6,615	5,927
Nontaxable	1,692	1,670	1,679	1,647	1,665
Interest on federal funds sold	32	85	51	131	77
Interest on deposits in other financial institutions	8	3	2	5	13
Total Interest Income	50,140	50,976	50,172	51,297	53,765
Interest Expense
Interest on deposits	15,729	15,622	15,657	17,096	19,540
Interest on short-term borrowings	522	776	1,087	2,186	2,748
Interest on other borrowings	4,662	4,692	4,593	4,277	3,971
Total Interest Expense	20,913	21,090	21,337	23,559	26,259
Net Interest Income	29,227	29,886	28,835	27,738	27,506
Provision for loan and lease losses	15,106	7,083	5,369	1,761	3,304
Net Interest Income After Provision for Loan and Lease Losses	14,121	22,803	23,466	25,977	24,202
Noninterest Income
Service charges and fees	3,034	3,125	2,880	2,615	2,821
Loan servicing income	1,015	1,094	1,195	1,296	1,273
Trust fees	1,747	2,070	2,068	2,021	1,788
Brokerage and insurance commissions	1,002	942	883	892	939
Securities gains, net	510	5	648	362	38
Loss on trading account securities	(531)	(33)	(227)	(207)	(185)
Impairment loss on securities	(347)	(4,688)	(30)	(86)	-
Gains on sale of loans	331	295	480	504	1,527
Income (loss) on bank owned life insurance	(1,780)	(247)	380	463	565
Gain on sale of merchant bankcard processing services	-	5,200	-	-	-
Other noninterest income	543	117	41	614	(676)
Total Noninterest Income	5,524	7,880	8,318	8,474	8,090
Noninterest Expense
Salaries and employee benefits	12,293	15,000	14,666	14,793	11,888
Occupancy	2,220	2,262	2,193	2,344	1,961
Furniture and equipment	1,767	1,662	1,771	1,768	1,848
Outside services	3,068	3,096	2,648	2,510	2,544
Advertising	909	1,012	1,046	795	948
Other intangibles amortization	235	236	236	236	240
Other noninterest expenses	3,605	3,392	2,878	3,318	4,105
Total Noninterest Expense	24,097	26,660	25,438	25,764	23,534
Income (Loss) Before Income Taxes	(4,452)	4,023	6,346	8,687	8,758
Income taxes	(1,769)	1,018	1,643	2,420	2,006
Income (Loss) From Continuing Operations	(2,683)	3,005	4,703	6,267	6,752
Discontinued Operations
Income from operations of discontinued operations	-	-	-	-	-
Income taxes	-	-	-	-	-
Income From Discontinued Operations	-	-	-	-	-
Net Income (Loss)	$(2,683)	$3,005	$4,703	$6,267	$6,752
Preferred dividends and discount	(178)	-	-	-	-
Net Income (Loss) Available to Common Stockholders	$(2,861)	$3,005	$4,703	$6,267	$6,752
Earnings per common share-diluted	$(0.18)	$0.18	$0.29	$0.38	$0.41
Earnings per common share from continuingoperations-diluted	$(0.18)	$0.18	$0.29	$0.38	$0.41
Weighted average shares outstanding-diluted	16,324,106	16,355,393	16,388,885	16,465,985	16,574,540

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HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	12/31/2008	9/30/2008	6/30/2008	3/31/2008	12/31/2007
Assets
Cash and cash equivalents	$51,303	$67,074	$41,292	$50,141	$46,832
Securities	903,705	760,143	795,624	734,690	689,949
Loans held for sale	19,695	9,812	11,437	11,222	12,679
Loans and leases:
Held to maturity	2,405,001	2,364,259	2,295,406	2,271,663	2,280,167
Allowance for loan and lease losses	(35,651)	(34,845)	(34,931)	(33,695)	(32,993)
Loans and leases, net	2,369,350	2,329,414	2,260,475	2,237,968	2,247,174
Premises, furniture and equipment, net	120,500	120,225	118,063	119,542	120,285
Goodwill	40,207	40,207	40,207	40,207	40,207
Other intangible assets, net	8,079	8,332	8,434	8,416	8,369
Cash surrender value on life insurance	54,431	55,684	56,430	56,018	55,532
Other assets	62,998	55,091	47,109	42,276	43,099
Total Assets	$3,630,268	$3,445,982	$3,379,071	$3,300,480	$3,264,126

Liabilities and Stockholders’ Equity
Liabilities
Deposits:
Demand	$383,061	$373,193	$383,136	$377,709	$381,499
Savings	1,128,312	1,042,364	894,074	863,067	855,036
Brokered time deposits	51,474	81,895	79,515	89,439	68,984
Other time deposits	1,077,385	1,070,455	1,052,160	1,090,724	1,070,780
Total deposits	2,640,232	2,567,907	2,408,885	2,420,939	2,376,299
Short-term borrowings	210,184	176,543	263,137	226,106	354,146
Other borrowings	437,833	440,146	444,006	380,479	263,607
Accrued expenses and other liabilities	36,416	36,074	35,345	37,103	39,474
Total Liabilities	3,324,665	3,220,670	3,151,373	3,064,627	3,033,526

Stockholders’ Equity
Preferred equity	75,578	-	-	-	-
Common equity	230,025	225,312	227,698	235,853	230,600
Total Stockholders’ Equity	305,603	225,312	227,698	235,853	230,600
Total Liabilities and Stockholders’ Equity	$3,630,268	$3,445,982	$3,379,071	$3,300,480	$3,264,126

Common Share Data
Book value per common share	$14.13	$13.86	$13.99	$14.46	$14.04
FAS 115 effect on book value per common share	$(0.13)	$(0.28)	$(0.07)	$0.52	$0.37
Common shares outstanding, net of treasury stock	16,274,490	16,252,891	16,270,872	16,312,384	16,427,016

Tangible Capital Ratio(1)	5.19%	5.33%	5.50%	5.88%	5.78%

(1) Total common stockholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights).

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	For the Quarter Ended For the Year Ended
	12/31/2008	12/31/2007	12/31/2008	12/31/2007

Average Balances
Assets	$3,492,105	$3,211,155	$3,378,930	$3,154,824
Loans and leases	2,396,816	2,283,591	2,326,845	2,272,021
Deposits	2,587,372	2,409,315	2,455,740	2,361,003
Earning assets	3,177,472	2,910,942	3,077,350	2,862,036
Interest bearing liabilities	2,837,795	2,571,327	2,734,562	2,527,839
Total stockholders’ equity	233,824	225,945	232,521	215,740
Common stockholders’ equity	222,509	225,945	229,692	215,740
Tangible common stockholders’ equity	183,284	184,871	189,836	174,172

Earnings Performance Ratios
Annualized return on average assets	(0.33)%	0.83%	0.33%	0.81%
Annualized return on average common equity	(5.12)	11.86	4.84	11.88
Annualized return on average common tangible equity	(6.21)	14.49	5.85	14.72
Annualized net interest margin(1)	3.79	3.87	3.89	3.95
Efficiency ratio(2)	68.37	64.54	68.78	67.59

(1)      Tax equivalent basis is calculated using an effective tax rate of 35%
(2)      Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

	For the Quarter Ended
	12/31/2008	9/30/2008	6/30/2008	3/31/2008	12/31/2007

Average Balances
Assets	$3,492,105	$3,399,199	$3,354,880	$3,269,534	$3,211,155
Loans and leases, net of unearned	2,396,816	2,339,539	2,286,392	2,284,634	2,283,591
Deposits	2,587,372	2,499,988	2,396,963	2,338,634	2,409,315
Earning assets	3,177,472	3,100,208	3,057,505	2,974,215	2,910,942
Interest bearing liabilities	2,837,795	2,750,004	2,712,487	2,637,962	2,571,327
Total stockholders’ equity	233,824	227,111	234,005	235,144	225,945
Common stockholders’ equity	222,509	227,111	234,005	235,144	225,945
Tangible common stockholders’ equity	183,284	187,509	193,950	194,600	184,871

Earnings Performance Ratios
Annualized return on average assets	(0.33)%	0.35%	0.56%	0.77%	0.83%
Annualized return on average common equity	(5.12)	5.26	8.08	10.72	11.86
Annualized return on average common tangible equity	(6.21)	6.38	9.75	12.95	14.49
Annualized net interest margin(1)	3.79	3.96	3.92	3.88	3.87
Efficiency ratio(2)	68.37	68.79	67.92	70.02	64.54

(1)      Tax equivalent basis is calculated using an effective tax rate of 35%
(2)      Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

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HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and For	As of and For	As of and For
	the Year	the Year	the Year
	Ended	Ended	Ended
	12/31/2008	12/31/2007	12/31/2006
Loan and Lease Data
Commercial and commercial real estate	$1,718,071	$1,632,597	$1,483,738
Residential mortgage	203,921	217,044	225,343
Agricultural and agricultural real estate	247,664	225,663	233,748
Consumer	234,061	199,518	194,652
Direct financing leases, net	5,829	9,158	14,359
Unearned discount and deferred loan fees	(4,545)	(3,813)	(3,995)
Total loans and leases	$2,405,001	$2,280,167	$2,147,845

Asset Quality
Nonaccrual loans	$76,953	$30,694	$8,104
Loans and leases past due ninety days or more as tointerest or principal payments	1,005	1,134	315
Other real estate owned	11,750	2,195	1,575
Other repossessed assets	1,484	438	349
Total nonperforming assets	$91,192	$34,461	$10,343

Allowance for Loan and Lease Losses
Balance, beginning of period	$32,993	$29,981	$27,791
Provision for loan and lease losses from continuingoperations	29,319	10,073	3,883
Provision for loan and lease losses from discontinuedoperations	-	-	(5)
Loans charged off	(27,747)	(8,564)	(3,989)
Recoveries	1,086	1,641	1,733
Additions related to acquired bank	-	-	591
Reductions related to discontinued operations	-	(138)	(23)
Balance, end of period	$35,651	$32,993	$29,981

Asset Quality Ratios
Ratio of nonperforming loans and leases to total loans and leases	3.24%	1.40%	0.39%
Ratio of nonperforming assets to total assets	2.51	1.06	0.34
Ratio of net loan chargeoffs to average loans and leases	1.15	0.30	0.11
Allowance for loan and lease losses as a percent ofloans and leases	1.48	1.45	1.40
Allowance for loan and lease losses as a percent ofnonperforming loans and leases loans and leases	45.73	103.66	356.11

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HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Quarter Ended
	12/31/2008			12/31/2007
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$644,850	$8,504	5.25%	$503,504	$5,927	4.67%
Nontaxable(1)	154,906	2,483	6.38	147,715	2,400	6.45
Total securities	799,756	10,987	5.47	651,219	8,327	5.07
Interest bearing deposits	1,343	8	2.37	749	13	6.89
Federal funds sold	15,240	32	0.84	6,827	77	4.47
Loans and leases:
Commercial and commercial real estate(1)	1,692,305	26,518	6.23	1,617,292	31,349	7.69
Residential mortgage	226,260	3,390	5.96	233,829	3,904	6.62
Agricultural and agricultural real estate(1)	243,703	4,078	6.66	224,981	4,481	7.90
Consumer	228,372	5,095	8.88	197,394	5,173	10.40
Direct financing leases, net	6,176	92	5.93	10,096	154	6.05
Fees on loans	-	948	-	-	1,196	-
Less: allowance for loan and lease losses	(35,683)	-	-	(31,445)	-	-
Net loans and leases	2,361,133	40,121	6.76	2,252,147	46,257	8.15
Total earning assets	3,177,472	$51,148	6.40%	2,910,942	$54,674	7.45%
Nonearning Assets	314,633			300,213
Total Assets	$3,492,105			$3,211,155
Interest Bearing Liabilities
Interest bearing deposits
Savings	$1,069,632	$5,601	2.08%	$848,746	$5,272	2.46%
Time, $100,000 and over	369,588	3,331	3.59	317,085	3,913	4.90
Other time deposits	764,787	6,797	3.54	868,105	10,355	4.73
Short-term borrowings	195,219	522	1.06	273,882	2,748	3.98
Other borrowings	438,569	4,662	4.23	263,509	3,971	5.98
Total interest bearing liabilities	2,837,795	20,913	2.93	2,571,327	26,259	4.05
Noninterest Bearing Liabilities
Noninterest bearing deposits	383,365			375,379
Accrued interest and other liabilities	37,121			38,504
Total noninterest bearing liabilities	420,486			413,883
Stockholders’ Equity	233,824			225,945
Total Liabilities and Stockholders’ Equity	$3,492,105			$3,211,155
Net interest income(1)		$30,235			$28,415
Net interest spread(1)			3.47%			3.40%
Net interest income to total earning assets(1)			3.79%			3.87%
Interest bearing liabilities to earning assets	89.31%			88.33%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Year Ended
	12/31/2008			12/31/2007
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$616,525	$31,232	5.07%	$477,338	$21,937	4.60%
Nontaxable(1)	151,828	9,813	6.46	136,552	9,077	6.65
Total securities	768,353	41,045	5.34	613,890	31,014	5.05
Interest bearing deposits	706	18	2.55	700	33	4.71
Federal funds sold	15,494	299	1.93	7,295	387	5.31
Loans and leases:
Commercial and commercial real estate(1)	1,645,264	108,651	6.60	1,597,247	125,916	7.88
Residential mortgage	223,334	14,169	6.34	240,932	16,303	6.77
Agricultural and agricultural real estate(1)	238,328	16,933	7.10	225,471	18,209	8.08
Consumer	212,430	20,004	9.42	196,432	20,655	10.52
Direct financing leases, net	7,489	445	5.94	11,939	714	5.98
Fees on loans	-	4,914	-	-	5,696	-
Less: allowance for loan and lease losses	(34,048)	-	-	(31,870)	-	-
Net loans and leases	2,292,797	165,116	7.20	2,240,151	187,493	8.37
Total earning assets	3,077,350	$206,478	6.71%	2,862,036	$218,927	7.65%
Nonearning Assets	301,580			292,788
Total Assets	$3,378,930			$3,154,824
Interest Bearing Liabilities
Interest bearing deposits
Savings	$938,701	$18,176	1.94%	$831,675	$22,404	2.69%
Time, $100,000 and over	336,926	13,422	3.98	291,073	14,307	4.92
Other time deposits	807,617	32,506	4.02	876,146	41,154	4.70
Short-term borrowings	233,856	4,571	1.95	287,428	13,293	4.62
Other borrowings	417,462	18,224	4.37	241,517	14,733	6.10
Total interest bearing liabilities	2,734,562	86,899	3.18	2,527,839	105,891	4.19
Noninterest Bearing Liabilities
Noninterest bearing deposits	372,496			362,109
Accrued interest and other liabilities	39,351			49,136
Total noninterest bearing liabilities	411,847			411,245
Stockholders’ Equity	232,521			215,740
Total Liabilities and Stockholders’ Equity	$3,378,930			$3,154,824
Net interest income(1)		$119,579			$113,036
Net interest spread(1)			3.53%			3.46%
Net interest income to total earning assets(1)			3.89%			3.95%
Interest bearing liabilities to earning assets	88.86%			88.32%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA – SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of and For the Year Ended 12/31/2008	As of and For the Year Ended 12/31/2007	As of and For the Year Ended 12/31/2006
Total Assets
Dubuque Bank and Trust Company	$1,041,247	$976,489	$843,282
New Mexico Bank & Trust	773,726	672,863	638,712
Rocky Mountain Bank	476,762	427,437	438,972
Wisconsin Community Bank	429,707	399,532	413,108
Riverside Community Bank	244,613	225,206	199,483
Galena State Bank & Trust Co.	222,886	215,698	219,863
Arizona Bank & Trust	219,830	222,576	223,567
First Community Bank	123,058	127,305	118,010
Summit Bank & Trust	77,638	46,668	21,590
Minnesota Bank & Trust	25,695	-	-
Total Deposits
Dubuque Bank and Trust Company	$749,250	$670,257	$636,527
New Mexico Bank & Trust	507,561	459,530	437,708
Rocky Mountain Bank	370,630	305,933	335,053
Wisconsin Community Bank	338,025	321,647	336,015
Riverside Community Bank	197,785	187,052	162,319
Galena State Bank & Trust Co.	185,042	177,040	178,388
Arizona Bank & Trust	155,909	155,093	176,438
First Community Bank	102,515	103,602	95,287
Summit Bank & Trust	60,278	30,860	6,514
Minnesota Bank & Trust	10,459	-	-
Return on Average Assets
Dubuque Bank and Trust Company	1.38%	1.34%	1.45%
New Mexico Bank & Trust	1.06	1.48	1.21
Rocky Mountain Bank	0.33	1.51	1.18
Wisconsin Community Bank	0.27	0.62	0.53
Riverside Community Bank	0.42	0.55	0.64
Galena State Bank & Trust Co.	1.10	0.92	1.35
Arizona Bank & Trust	(1.75)	(0.08)	0.47
First Community Bank	0.45	1.30	1.01
Summit Bank & Trust	(4.57)	(2.43)	(6.31)
Minnesota Bank & Trust	(7.43)	-	-
Net Interest Margin
Dubuque Bank and Trust Company	3.56%	3.40%	3.61%
New Mexico Bank & Trust	4.57	4.80	5.05
Rocky Mountain Bank	4.25	4.76	5.16
Wisconsin Community Bank	3.61	3.45	3.83
Riverside Community Bank	3.21	3.39	3.71
Galena State Bank & Trust Co.	3.42	3.40	3.45
Arizona Bank & Trust	3.89	4.56	4.92
First Community Bank	3.44	3.80	3.95
Summit Bank & Trust	3.93	5.10	6.98
Minnesota Bank & Trust	2.60	-	-
Net Income (Loss)
Dubuque Bank and Trust Company	$13,846	$11,907	$11,990
New Mexico Bank & Trust	7,456	8,727	6,873
Rocky Mountain Bank	1,508	6,622	4,840
Wisconsin Community Bank	1,073	2,355	2,109
Riverside Community Bank	1,017	1,055	1,252
Galena State Bank & Trust Co.	2,433	1,895	3,167
Arizona Bank & Trust	(3,856)	(154)	902
First Community Bank	548	1,476	1,197
Summit Bank & Trust	(2,754)	(965)	(1,220)
Minnesota Bank & Trust	(1,401)	-	-

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HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA – SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of 12/31/2008	As of 12/31/2007	As of 12/31/2006
Total Portfolio Loans and Leases
Dubuque Bank and Trust Company	$669,856	$637,782	$581,166
New Mexico Bank & Trust	494,877	455,383	410,438
Rocky Mountain Bank	326,086	316,776	309,943
Wisconsin Community Bank	291,164	285,010	272,407
Riverside Community Bank	165,347	146,925	137,102
Galena State Bank & Trust Co.	141,428	144,152	158,222
Arizona Bank & Trust	139,723	160,309	160,614
First Community Bank	79,261	84,475	81,498
Summit Bank & Trust	60,725	27,493	14,953
Minnesota Bank & Trust	13,134	-	-
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$9,307	$7,827	$7,235
New Mexico Bank & Trust	6,847	6,079	5,352
Rocky Mountain Bank	4,678	4,061	4,044
Wisconsin Community Bank	4,297	4,520	4,570
Riverside Community Bank	2,293	1,885	1,747
Galena State Bank & Trust Co.	1,962	1,830	2,049
Arizona Bank & Trust	2,330	3,605	2,133
First Community Bank	1,110	1,179	1,182
Summit Bank & Trust	874	367	192
Minnesota Bank & Trust	164	-	-
Nonperforming Loans and Leases
Dubuque Bank and Trust Company	$7,840	$3,344	$1,216
New Mexico Bank & Trust	11,426	1,130	2,206
Rocky Mountain Bank	17,254	2,099	822
Wisconsin Community Bank	10,746	12,152	1,966
Riverside Community Bank	6,410	2,671	602
Galena State Bank & Trust Co.	4,625	1,707	370
Arizona Bank & Trust	8,278	5,541	254
First Community Bank	5,102	1,312	588
Summit Bank & Trust	5,486	1,376	-
Minnesota Bank & Trust	-	-	-
Allowance As a Percent of Total Loans and Leases
Dubuque Bank and Trust Company	1.39%	1.23%	1.24%
New Mexico Bank & Trust	1.38	1.33	1.30
Rocky Mountain Bank	1.43	1.28	1.30
Wisconsin Community Bank	1.48	1.59	1.68
Riverside Community Bank	1.39	1.28	1.27
Galena State Bank & Trust Co.	1.39	1.27	1.30
Arizona Bank & Trust	1.67	2.25	1.33
First Community Bank	1.40	1.40	1.45
Summit Bank & Trust	1.44	1.33	1.28
Minnesota Bank & Trust	1.25	-	-

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